EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-280726), the Registration Statement on Form S-3ASR (No. 333-267941) and the Registration Statements on Form S-8 (Nos. 333-267698, 333-279586 and 333-283029) of Noble Corporation plc of our report dated February 12, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of Noble Corporation plc, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 12, 2026